Exhibit 10.34

EXECUTION

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of August 25, 2017, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by adding the following sentence to the end thereof:

For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting the definitions of “Affiliate”, “Mortgage Loan”, “Purchase Date”, “Purchased Mortgage Loans” and “Qualified Insurer” in their entirety and replacing them with the following:

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to Administrative Agent only, any CP Conduit.

“Mortgage Loan” means any first lien closed Agency Mortgage Loan, Scratch and Dent Mortgage Loan, Non-Agency QM Mortgage Loan, Non-Agency Non-QM Mortgage Loan or Second Lien Mortgage Loan which is a fixed or floating-rate, one-to four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first (or, in the case of Second Lien Mortgage Loans, second) lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that, Mortgage Loans shall not include any High Cost Mortgage Loans.

“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Administrative Agent for the benefit of Buyers.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, and/or listed on the related Mortgage Loan Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold for the benefit of Administrative Agent pursuant to the Custodial Agreement.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac or GNMA, as applicable.

2.2 adding the following definition in its proper alphabetical order:

“Second Lien Mortgage Loan” means a Non-Agency QM Mortgage Loan that is secured by a second lien on the related Mortgaged Property.

SECTION 3. Repurchase. Section 4(b) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

b. Provided that no Default shall have occurred and is continuing, and Buyers or Administrative Agent has received the related Purchase Price (for the avoidance of doubt, Price Differential shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Mortgage Loans, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto) upon receipt of the Repurchase Price. The Purchased Mortgage Loans (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) provide Administrative Agent with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, (ii) remit (or cause to be remitted) to Administrative Agent for the benefit of Buyers, within two (2) Business Days, the Repurchase Price with respect to such Purchased Mortgage Loan and (iii) provide Administrative Agent a notice specifying each Purchased Mortgage Loan that has been prepaid in full. Administrative Agent and Buyers agree to release their respective ownership interests in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

SECTION 4. Program; Costs. Section 11 of the Existing Repurchase Agreement is hereby amended by deleting subsections (e), (f) and (g) in their entirety and replacing them with the following:

e. (i) Any payments made by Seller to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or under any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (i) the Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii) Administrative Agent shall, and shall cause each Buyer and Buyer assignee and participant to deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall, and shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not Administrative Agent or such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11(e)((ii)(A), (B) and (C) below) shall not be required if in Administrative Agent’s or any Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject Administrative Agent or such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Administrative Agent or such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall deliver, or cause a Buyer or Buyer assignee or participant to deliver, to the Seller, to the extent legally entitled to do so:

(A) in the case of Administrative Agent or a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;

(B) in the case of a successor to the Administrative Agent or a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.

(C) if a payment made to Administrative Agent or a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on its behalf or on behalf of such Buyer or assignee or participant shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

f. Any indemnification payable by Seller to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11(e)(i) hereof, shall be paid by Seller within ten (10) days after demand therefor from Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.

g. Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, Administrative Agent, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

SECTION 5. Covenants. Section 14(cc) is hereby amended by deleting such section in its entirety and replacing it with the following:

(cc) Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.

SECTION 6. Events of Default. Section 15(i) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing with the following:

i. Change in Control. The occurrence of a Change in Control without the prior written consent of Buyers or Administrative Agent.

SECTION 7. Single Agreement. Section 19 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing with the following:

Administrative Agent, Buyers and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

SECTION 8. Notices. Section 20 of the Existing Repurchase Agreement is hereby amended by deleting the Seller notice information in its entirety and replacing it with the following:

If to Seller:

Caliber Home Loans, Inc.

1525 South Beltline Rd.

Coppell, Texas 75019

Attention: Glenn Minkoff

Phone Number: 214-299-5385

Fax Number: 469-470-3155

E-mail: glenn.minkoff@caliberhomeloans.com

with copies to:

Caliber Home Loans, Inc.

1525 South Beltline Rd.

Coppell, Texas 75019

Attention: Aubrey Meyers, Senior Vice President and Deputy General Counsel

Phone Number: 214-687-3031

Fax Number: 469-470-3155

E-mail: aubrey.meyers@caliberhomeloans.com

and:

Caliber Home Loans, Inc.

1525 South Beltline Rd.

Coppell, Texas 75019

Attention: John Hsu

Phone Number: 214-687-5637

Fax Number: 469-470-3155

E-mail: john.hsu@caliberhomeloans.com

SECTION 9. Non assignability. Section 22 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

a. Assignments. The Program Agreements are not assignable by Seller. Subject to Section 38 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements with Seller’s prior written consent, which such consent shall not be unreasonably withheld; provided, however that such consent shall not be required if Administrative Agent or Buyers assigns their rights and obligations to (i) an Affiliate of Administrative Agent or Buyers or (ii) after the occurrence and during the occurrence of an Event of Default. Administrative Agent, or a Buyer in the case of any participation, shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees, participants and Buyers as joined from time to time (the “Register”) and a copy of an executed assignment and acceptance by Buyers or Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. The entries in the Register shall be conclusive absent manifest error, and the Seller, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register in accordance with this Section 22 as a Buyer hereunder. Upon such assignment in accordance with this Section 22 and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers shall be released from their respective obligations hereunder and under the Program Agreements to the extent that such rights and obligations have been expressly assumed by the assignee. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyers or Administrative Agent unless otherwise notified by Buyers or Administrative Agent in writing. Administrative Agent and Buyers may distribute to any prospective or actual assignee any document or other information delivered to Administrative Agent and/or Buyers by Seller as long as such assignee agrees to comply with the confidentiality requirements set forth in Section 32 hereof.

b. Participations. Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Administrative Agent or Buyers, as applicable, will cause such party to execute and deliver a non-disclosure agreement whereby such prospective or actual participant agrees to keep such information delivered by Administrative Agent or any Buyer to such party confidential, on substantially similar terms as set forth in Section 32 of this Agreement and (iv) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 7. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller; provided, that,

Administrative Agent or Buyers, as applicable, will cause such party to execute and deliver a non-disclosure agreement whereby such prospective or actual participant agrees to keep such information delivered by Administrative Agent or any Buyer to such party confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

SECTION 10. General Interpretive Principles. Section 41 of the Existing Repurchase Agreement is hereby amended by:

(i) deleting the “and” at the end of subclause (g);

(ii) deleting the “.” at the end of subclause (h) and replacing it with “; and”; and

(iii) adding the following subclause at the end thereof:

i. an Event of Default shall be deemed continuing unless such Event of Default has been waived in writing.

SECTION 11. Representations and Warranties with Respect to Purchased Mortgage Loans. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting subsections (h), (i), (n) and (z) in their entirety and replacing them with the following:

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and consists of a single or contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or any condominium unit, Co-op Unit or any planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyers or Administrative Agent in their sole discretion and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyers or Administrative Agent in their sole discretion.

(i) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected lien (and with respect to each first lien Mortgage Loan, a first priority lien and first priority security interest, and with respect to a Second Lien Mortgage Loan, a second priority lien and second priority interest) on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a. the lien of current real property taxes and assessments not yet due and payable;

b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the related Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c. with respect to a Second Lien Mortgage Loan, the first lien on the Mortgaged Property; and

d. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates with respect to each first lien mortgage loan, a valid, subsisting and enforceable first lien and first priority security interest (or solely with respect to a Second Lien Mortgage Loan, a second lien and second priority security interest) on the property described therein and Seller has full right to pledge and assign the same to Buyers or Administrative Agent. Other than with respect to a Second Lien Mortgage Loan or another lien that confirms that such lien is subordinate to the lien of the Mortgage Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien on such Mortgaged Property.

(n) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyers or Administrative Agent with respect to Non-Agency Non-QM Mortgage Loans and Non-Agency QM Mortgage Loans and Fannie Mae and Freddie Mac with respect to Agency Mortgage Loans and each such title insurance policy is issued by a title insurer acceptable to Buyers or Administrative Agent with respect to Non-Agency Non-QM Mortgage Loans and Non-Agency QM Mortgage Loans and Fannie Mae and Freddie Mac with respect to Agency Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, or solely with respect to a Second Lien Mortgage Loan, second priority lien, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan, subject only to the exceptions contained in clauses (a), (b), (c) and (d) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(z) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or in the case of a Second Lien Mortgage Loan, a second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Buyers or Administrative Agent with respect to Non-Agency Non-QM Mortgage Loans and Non-Agency QM Mortgage Loans and Fannie Mae and Freddie Mac with respect to Agency Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

SECTION 12. Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Annex I attached hereto.

SECTION 13. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

13.1 Delivered Documents. On the Amendment Effective Date, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the Administrative Agent, the Buyers and the Seller;

(b) Amendment No. 4 to the Amended and Restated Pricing Side Letter, executed and delivered by the Administrative Agent, the Buyers and the Seller; and

(c) Amendment No. 1 to the Second Amended and Restated Custodial Agreement, executed and delivered by the Administrative Agent, the Buyers, the Seller and the Custodian.

SECTION 14. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 15. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 16. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 17. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have: caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name: Margaret Dellafera
Title; Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

By:	/s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Authorized Signatory

ALPINE SECURITIZATION LTD, as a
Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Vice President

By:	/s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Authorized Signatory

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
Name: William Dellal
Title: CFO

Siganture Page to Amendment No. 1 to Second A&R MRA

ANNEX I

SCHDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name:	General Counsel	Address:	] 525 South Beltline Rd.
Telephone:	(214)874-4106		Coppell, Texas 75019
Facsimile:	(214)874-4199

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Title	Title	Signature

Sanjiv Das	Chief Executive officer	/s/ Sanjiv Das

William Dellal	Chief Financial Officer	/s/ William Dellal

Glenn Minkoff	Senior Vice President	/s/ Glenn Minkoff

Vasif Imtiazi	Executive Vice President and Deputy Chief Financial Officer	/s/ Vasif Imtiazi

Aubrey Meyers	Senior Vice President and Deputy General Counsel	/s/ Aubrey Meyers

Annex I